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                                                                     Exhibit 5.1

May 19, 2003

Jo-Ann Stores, Inc.
5555 Darrow Road
Hudson, Ohio 44236

Re: Registration Statement on Form S-4 Relating to the Common Shares to be Issued in Connection with the Reclassification of the Company's Shares

Ladies and Gentlemen:

            Jo-Ann Stores, Inc. (the "Company") is filing with the Securities and Exchange Commission on or about the date hereof a Registration Statement on Form S-4 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 21,990,000 Common Shares without par value of the Company (the "Common Shares") which will be deemed to be issued in connection with the reclassification of the Company's shares as described in the Registration Statement (the "Reclassification").

            Item 601 of Regulation S-K requires that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to the Registration Statement. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

            In rendering this opinion, we have examined the Company's articles of incorporation and code of regulations, each as in effect as of the date hereof and as proposed to be amended in connection with the Reclassification, and such other records and documents as we have deemed advisable in order to render this opinion. As a result of the foregoing, we are of the opinion that, when issued as contemplated by the Reclassification as described in the Registration Statement, the Common Shares that are the subject of the Registration Statement will be legally issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with the blue sky laws or similar laws relating to the sale or distribution of the Common Shares.

            This opinion is based on Ohio law in effect on the date hereof, and we disclaim any obligation to advise you of any subsequent changes in Ohio law. This opinion assumes that no changes will be made to the Company's articles of incorporation or code of regulations from the date hereof through the date of the completion of the Reclassification other than as described in the Registration Statement. This opinion is intended for your use in connection with the Registration Statement and may not, without our consent, be used by you for any other purpose, or by anyone else for any purpose, without our prior written consent. We hereby consent to the use and filing of this opinion in connection with the Registration Statement, as the same may be amended.

Very truly yours,

/s/ Thompson Hine LLP